Comstock Funds, Inc. 485BPOS

Exhibit 28(j)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in the Registration Statement on Form N-1A of Comstock Funds, Inc. as filed with the Securities and Exchange Commission on or about August 28, 2024.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

August 28, 2024